File ID: 170607-1128278
Filing date: 06/07/2017
EXHIBIT 3

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.    The name of the corporation is    Sonoco Products Company

2.    Date of Incorporation    05/10/1899

3.	Agent's Name and Address John M. Florence, Jr., 1 North Second Street, Hartsville, South Carolina 29550

4.	On April 19, 2017, the corporation adopted the following Amendment (s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)
Text of amendment attached as Exhibit A.

5.
The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

N/A

6.	Complete either “a” or “b”, whichever is applicable.

a. ☒    Amendment(s) adopted by shareholder action.
At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed* Shares For or Against

Common Stock	99,377,204	99,377,204	92,126,402	75,268,113	2,666,370

*NOTE: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b. ☐ The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.
Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended) Effective upon filing.

Date     May 30, 2017                 Sonoco Products Company
Name of Corporation

s/John M. Florence, Jr.
Signature

John M. Florence, Jr., Corporate Secretary
Type or Print Name and Office

FILING INSTRUCTIONS

1.    Two copies of this form, the original and either a duplicate original or a conformed copy, must by filed.

2.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.    Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee                    $ 10.00
Filing tax                     100.00
Total                    $110.00

Return to:    Secretary of State
1205 Pendleton Street, Suite 525
Columbia, SC 29201

DOM-ARTICLES OF AMENDMENT.doc                            Form Revised by South Carolina
Secretary of State, September 2010

EXHIBIT 3

EXHIBIT A

TEXT OF AMENDMENT TO
SONOCO PRODUCTS COMPANY ARTICLES OF INCORPORATION

Article 6(a) of the Company’s Articles of Incorporation is deleted in its entirety and replaced with the following language:
(a)    Board of Directors. The number of directors of the Corporation shall be (i) the number fixed from time to time by the Board of Directors which shall not be less than nine, plus (ii) any directors elected exclusively by the holders of Preferred Stock as provided in these articles. Directors shall be elected at each Annual Meeting of Shareholders. Each director so elected shall serve until the next Annual Meeting of Shareholders or until her or his successor is elected and qualifies or until there is a decrease in the number of directors. No person who is not then already a director of the Corporation shall be eligible to be elected as a director at the Annual Meeting of Shareholders unless such person shall have been nominated in writing, with such nomination delivered to the Secretary of the Corporation, not less than one hundred twenty days prior to such Annual Meeting.
Transition Provision. Upon the effective date of this amendment to Article 6(a), Directors elected prior to the 2018 Annual Meeting of Shareholders shall continue to be, and are, divided into three classes, as nearly equal in number as possible, and shall hold office for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their respective elections and until their respective successors are elected and qualified. Directors elected at each Annual Meeting of Shareholders commencing with the Annual Meeting of Shareholders in 2018 shall hold office for a term of one year expiring at the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.
Effective Date of Amendment. This amendment shall become effective on the date that Articles of Amendment are filed with the Secretary of State of South Carolina.

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